EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the annual report of XRG, Inc. (the “Company”), on Amendment No. 1 to Form 10-KSB of the year ended March 31, 2005, I hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
     1. The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
     2. The information contained in the annual report fairly presents, in all materials respects, the financial condition and results of operations of the Company.
Date: December 16, 2005.

/s/ Richard Francis
Name:	Print Richard Francis
Title:	Chief Executive Officer and Chief Financial Officer

/s/ Jay Ostrow
Name:	Print Jay Ostrow
Title:	Principal Accounting Officer, Controller